CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 19, 2014, relating to the financial statements and financial highlights which appear in the October 31, 2014 Annual Reports to Shareholders of Manning & Napier Fund, Inc.- Target 2010 Series and Target Income Series, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Financial Highlights” in such Registration Statement.

New York, New York

June 19, 2015